UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2008

Samdrew V, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51680	03-0562657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Lazar Levine & Felix LLP 350 Fifth Avenue, New York, NY	10118
(Address of principal executive offices)	(Zip Code)

(917) 270-5308
(Registrant’s telephone number, including area code)
None
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2008, Samdrew V, Inc. (the “Company”) and its wholly-owned subsidiary, Las Vegas Sports Resort, Inc. (the “Company Sub”) entered into an Agreement and Plan of Merger and filed with the Secretary of State of Delaware a Certificate of Ownership and Merger, pursuant to which the Company Sub was merged with and into the Company (the “Merger”). The Company was the survivor of the Merger and changed its name to Las Vegas Sports Resort, Inc., as permitted under the provisions of the Delaware General Corporation Law. The legal existence of the Company Sub, which had no assets or operations on the date of the Merger, was terminated effective as of the consummation of the Merger. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1. A copy of the Agreement and Plan of Merger is attached hereto as Exhibit 2.1.

Item 3.02  Unregistered Sales of Equity Securities.

On October 24, 2008, the Company entered into a Common Stock Purchase Agreement (the “CSPA”) pursuant to which the Company agreed to sell 36,800,000 shares (the “NYLA Shares”) of common stock, par value .0001 per share (the “Common Stock”) to NYLA Entertainment, LLC, a Nevada limited liability company (“NYLA”). The Company will issue such shares of Common Stock to NYLA in exchange for services rendered by Purchaser with a value equal to $3,680.00 (the “Sale of Stock”) and pursuant to the terms and conditions contained in the CSPA. Prior to closing, the Company shall have increased the size of its board of directors to three, elected Lajuanna Burrell to fill the vacancy created thereby, and the Company shall have received the resignations of Melvin F. Lazar and Kenneth Rind as officers and directors of the Company. Schedule 14f-1 shall have been duly filed with the SEC and mailed to the stockholders of the Company at least 10 days prior to closing. In addition, it is a condition to closing that the current existing shareholders’ shares are repurchased by the Company on mutually agreeable terms. The closing of the Sale of Stock shall take place on the first business day following the date which is ten (10) days after the Company has filed, with the Securities and Exchange Commission and mailed to the Company’s stockholders, a Schedule 14f-1, pursuant to the requirements of Rule 14f-1 under the Securities Exchange Act of 1934, as amended, in connection with the proposed change in control of the Company contemporaneous with the Sale of Stock.

The description of the CSPA is a summary and is qualified in its entirety by the provisions of the CSPA, a copy of which is attached hereto as Exhibit 10.3.

Item 5.03  Amendments to Articles of Incorporation or Bylaws

As described in Item 1.01 above, the Company and the Company Sub entered into and Agreement and Plan of Merger and filed a Certificate of Ownership and Merger on October 24, 2008. As permitted pursuant to the Delaware General Corporation Law, the Company’s Certificate of Incorporation was amended, pursuant to the provisions of the Certificate of Ownership and Merger to change the name of the Company to Las Vegas Sports Resort, Inc. The Merger and the change of the Company’s name were approved by the unanimous written consent of the Company’s directors on October 24, 2008. No approval by the Company’s stockholders was required under Delaware law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed as part of this report:

Exhibit
Number	Description

2.1	Agreement and Plan of Merger between Samdrew V, Inc. and Las Vegas Sports Resort, Inc. dated as of October 24, 2008.
3.1	Certificate of Ownership and Merger dated October 24, 2008
10.3	Common Stock Purchase Agreement by and between, NYLA Entertainment, LLC and Samdrew V, Inc. dated October 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2008	SAMDREW V, INC.

	By:	/s/ Melvin F. Lazar
	Name:	Melvin F. Lazar
	Title:	President, Secretary, Chief Executive Officer, Chief Financial Officer and Director